Exhibit 99.1

TEAM, INC. REGAINS COMPLIANCE WITH NYSE CONTINUED LISTING STANDARDS

April 4, 2022

SUGAR LAND, Texas, April 4, 2022 /PRNewswire/ – Team, Inc. (NYSE: TISI) (“TEAM” or the “Company”), today announced that on April 1, 2022, it received written notification from the New York Stock Exchange (“NYSE”) that it has regained compliance with the NYSE continued listing standards (“Notice”).

With this Notice, TEAM has cured the previously disclosed minimum stock price deficiency and is now in compliance with NYSE Rule 802.01C of the NYSE Listed Company Manual that requires listed companies to maintain an average closing share price of at least $1.00 over a consecutive 30 trading-day period. The Company regained compliance after its closing share price on March 31, 2022 and its average closing share price for the 30 trading-day period ending March 31, 2022 both exceeded the NYSE’s minimum requirement. Accordingly, the “.bc” indicator following the Company’s symbol “TISI” will be removed by the NYSE.

“We are pleased to have regained compliance with the NYSE,” stated Keith Tucker, TEAM’s Interim Chief Executive Officer. “We will continue to focus on our turnaround plan, including executing projects safely, delivering high quality customer service, and improving our financial performance.”

About Team, Inc.

Headquartered in Sugar Land, Texas, Team, Inc. (NYSE: TISI) is a global leading provider of integrated, digitally-enabled asset performance assurance and optimization solutions. We deploy conventional to highly specialized inspection, condition assessment, maintenance and repair services that result in greater safety, reliability, and operational efficiency for our client’s most critical assets. Through locations in more than 20 countries, we unite the delivery of technological innovation with over a century of progressive, yet proven integrity and reliability management expertise to fuel a better tomorrow. For more information, please visit www.teaminc.com.

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. We have made reasonable efforts to ensure that the information, assumptions, and beliefs upon which this forward-looking information is based are current, reasonable, and complete. However, such forward-looking statements involve estimates, assumptions, judgments, and uncertainties. They include but are not limited to statements regarding the Company’s ability to maintain compliance with NYSE continued listing standards as well as the Company’s financial prospects and the implementation of cost saving measures. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Although it is not possible to identify all of these factors, they include, among others, the Company’s ability to hire a new chief executive officer and chief financial officer in the near future; the duration and magnitude of accidents, extreme weather, natural disasters, and pandemics (such as COVID-19) and related economic effects, the Company’s liquidity and ability to obtain additional financing, the Company’s ability to execute on its cost management actions, the impact of new or changes to existing governmental laws and regulations and their application, including tariffs and COVID-19 vaccination requirements; the outcome of tax examinations, changes in tax laws, and other tax matters; foreign currency exchange rate and interest rate fluctuations; the Company’s ability to successfully divest assets on terms that are favorable to the Company; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; the Company’s continued listing on the New York Stock Exchange, and such known factors as are detailed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein, including statement regarding the Company’s financial prospects and the implementation of cost saving measures, will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise, except as may be required by law.

Contact:

Christopher Robinson, CFA

Vice President, Corporate Development & Investor Relations

(281) 388-5551

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